EXHIBIT 32

     In connection with the quarterly report of Whispering Oaks International, Inc., (the "Company") on Form 10-Q for the quarter ended June 30, 2009 as filed with the Securities and Exchange Commission (the "Report") Dr. Ricardo Moro, the Principal Executive and Financial Officer of the Company, certifies pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the company.


August 12, 2009                      By:/s/ Dr. Ricardo Moro
                                        -------------------------------------
                                        Dr. Ricardo Moro -Principal  Executive
                                        and Financial Officer